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                                                                    EXHIBIT 5.1


                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 3rd Avenue
                              New York, NY 10022
                              September  10, 1999



Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234-3439

     Re:  Western Gas Resources, Inc.
          Registration Statement on Form S-4
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Ladies and Gentlemen:

          We have acted as special counsel to Western Gas Resources, Inc., a Delaware corporation (the "Company"), in connection with the public offering of
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$155,000,000 aggregate principal amount of the Company's 10% Senior Subordinated
Exchange Notes due 2009 (the "Exchange Notes"), which are to be guaranteed on an
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unsecured senior subordinated basis pursuant to guarantees (the "Guarantees") by
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each of the entities (collectively, the "Guarantors") and MGTC, Inc., a Wyoming
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corporation, upon its issuance of a guarantee pursuant to the terms of the
Indenture, and as set forth in clause (1) of the definition of "Guarantors" in the Indenture (as defined below), including Lance Oil & Gas Company, Inc.,
MIGC, Inc., Mountain Gas Resources, Inc. and Western Gas Resources - Oklahoma, Inc., each a Delaware Corporation (the "Delaware Guarantors"). The Exchange
Notes are to be issued under an Indenture, dated as of June 15, 1999 (the "Indenture"), among the Company, the Guarantors and Chase Bank of Texas,
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National Association, as Trustee (the "Trustee"), pursuant to an exchange offer
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(the "Exchange Offer") by the Company, in exchange for a like principal amount
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of the Company's issued and outstanding 10% Senior Subordinated Notes due 2009
(the "Original Notes"), as contemplated by the Exchange and Registration Rights
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Agreement, dated as of June 15, 1999 (the "Registration Rights Agreement"), by
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and among the Company, its subsidiaries signatories thereto and Goldman, Sachs &
Co., Banc of America Securities LLC, Prudential Securities Incorporated, SG
Cowen Securities Corporation and Petrie Parkman & Co., Inc.
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Western Gas Resources, Inc.
September 10, 1999
Page 2


          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").
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          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

          (i) the Company's registration statement on Form S-4, filed with the Securities and Exchange Commission on September 10, 1999 (such registration statement being hereinafter referred to as the "Registration Statement");
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          (ii)  an executed copy of the Registration Rights Agreement;

          (iii) an executed copy of the Indenture;

          (iv) the Certificate of Incorporation of the Company and each Delaware Guarantor, as amended to date (collectively, the "Charters");

          (v) the By-Laws of the Company and each Delaware Guarantor, as amended to date (collectively, the "By-Laws");

          (vi) certain resolutions adopted by the Board of Directors of the Company and each Delaware Guarantor relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, including the Guarantees of the Delaware Guarantors, and related matters;

          (vii) the form of the Exchange Notes with the Guarantees endorsed thereon.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Delaware Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Delaware Guarantors and others, and
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Western Gas Resources, Inc.
September 10, 1999
Page 3


such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Delaware Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties. In rendering the opinion set forth herein, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture, the performance by the Company and each of the Guarantors of its obligations under the Indenture and the Exchange Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject (except that we do not make this assumption with respect to the (a) Charters, (b) the By-laws or (c)(i) the Amended and Restated Note Purchase Agreement, dated as of April 28, 1999, by and among the Company, American General Life Insurance Company and the other note purchasers party thereto as amended and restated from time to time, including, without limitation, the Limited Waiver, Consent, Release and Amendment No. 1, dated as of June 1, 1999, to the Note Purchase Agreement, (ii) the Loan Agreement, dated as of April 29, 1999, by and among the Company, NationsBank, N.A., as agent and the lenders parties thereto, as amended and restated from time to time, including, without limitation, the First Amendment thereto, dated as of June 10, 1999, and (iii) the Second Amended and Restated Master Shelf Agreement, dated as of December 19, 1991, by and between the Company and The Prudential Insurance Company of America, as amended and restated from time to time, including, without limitation, the Limited Waiver, Consent, Release and Amendment No. 1 thereto, dated as of June 1, 1999). In addition, we have assumed that each of the Guarantors is validly existing and in good standing under the laws of the state of its organization (except that we do not make this assumption with respect to the Delaware Guarantors) and has
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Western Gas Resources, Inc.
September 10, 1999
Page 4


complied with all aspects of such laws in connection with the issuance of the Guarantees and the related transactions (except that we do not make this assumption with respect to the Delaware Guarantors with respect to Opined on Law (as defined herein)). As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the Delaware Guarantors and others.

          Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Indenture and the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any
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opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (1) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (2) each Guarantee will constitute a valid and binding obligation of the Guarantor that is a party thereto, enforceable against such Guarantor in accordance with its terms, except, with respect to clauses (1) and (2) above, (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) we express no opinion regarding the enforceability or effect of Section 4.15 of the Indenture.
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Western Gas Resources, Inc.
September 10, 1999
Page 5


          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP